UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

Lynx Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22570 (Commission File Number)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd., Hayward, California (Address of Principal Executive Offices)	94545 (Zip Code)

Registrant’s telephone number, including area code: (510) 670-9300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 28, 2004, Lynx Therapeutics, Inc. (“Lynx”) and Silicon Valley Bank (“SVB”) entered into a loan and security agreement (the “Loan Agreement”), pursuant to which SVB has agreed to advance to Lynx a loan in the aggregate principal amount of up to $3,000,000. The loan is due on the earlier to occur of: (x) fifteen days after the receipt by Lynx of gross proceeds in the amount of $10 million for the issuance of equity in a private placement transaction, or (y) July 31, 2005. The Loan Agreement includes negative covenants that, among other things, restrict Lynx from acquiring all or substantially all of the capital stock of another person, or having a material change in its ownership or management, without the prior written consent of SVB, which consent shall not be unreasonably withheld. Under the Loan Agreement, the transaction with Solexa Limited contemplated by that certain Acquisition Agreement, dated as of September 28, 2004, between Lynx and Solexa Limited will require the prior written consent of SVB.

Under the Loan Agreement and that certain Intellectual Property Security Agreement, dated December 28, 2004, by and between Lynx and SVB (the “IP Agreement”), Lynx grants to SVB a security interest in the Collateral (as defined in the Loan Agreement) and the Intellectual Property Collateral (as defined in the IP Agreement), including but not limited to all of Lynx’s goods, equipment, inventory, contract rights, licenses and intellectual property rights.

In connection with the Loan Agreement, Lynx issued to SVB a warrant (the “Warrant”) to purchase 95,541 shares of Lynx common stock, $0.01 par value per share. The Warrant is exercisable until December 27, 2007 at a warrant price of $3.14 per share. The number of shares for which the Warrant is exercisable and the warrant price are subject to certain adjustments as set forth in the Warrant.

The foregoing summary of the Loan Agreement, the IP Agreement and the Warrant is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 10.53, 10.54 and 10.55 and incorporated herein by reference. A copy of the press release entitled “Lynx Obtains $3.0 million Bridge Facility”, dated as of December 30, 2004, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above. The Warrant was issued to SVB in a private placement transaction exempt from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D of the Securities Act.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.53	Loan and Security Agreement, dated December 28, 2004, between Silicon Valley Bank and Lynx Therapeutics, Inc.
10.54	Intellectual Property Security Agreement, dated December 28, 2004, by and between Lynx Therapeutics, Inc. and Silicon Valley Bank.
10.55	Warrant to Purchase Stock, dated December 28, 2004, issued by Lynx Therapeutics, Inc. in favor of Silicon Valley Bank.
99.1	Press Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNX THERAPEUTICS, INC.
	By:	/s/ Mary L. Schramke
		Name:	Mary L. Schramke
Date: January 3, 2005		Title:	Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.53	Loan and Security Agreement, dated December 28, 2004, between Silicon Valley Bank and Lynx Therapeutics, Inc.
10.54	Intellectual Property Security Agreement, dated December 28, 2004, by and between Lynx Therapeutics, Inc. and Silicon Valley Bank.
10.55	Warrant to Purchase Stock, dated December 28, 2004, issued by Lynx Therapeutics, Inc. in favor of Silicon Valley Bank.
99.1	Press Release.